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                                                                    Exhibit 77I

Item 77I/77Q1(d) - Terms of new or amended securities:

On March 18, 2013, a Form Type 485(b), Accession No. 0001193125-13-112603, an
amendment to the registration statement of Columbia Funds Series Trust II, was filed with the SEC. This amendment registered a new class of shares of the Fund listed below, effective March 19, 2013, and describes the characteristics of the new class of shares:

Fund                                                            New Share Class
----                                                            ---------------
Columbia Commodity Strategy Fund                                      R4